EXHIBIT 99.1
FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Financial Statements

DVT Corporation
As of March 31, 2005 (Unaudited) and December 31, 2004 (Audited),
Three Months Ended March 31, 2005 and 2004 (Unaudited), and for the
Year Ended December 31, 2004 (Audited)

DVT Corporation

Financial Statements

As of March 31, 2005 (Unaudited) and December 31, 2004 (Audited),
Three Months Ended March 31, 2005 and 2004 (Unaudited), and for the
Year Ended December 31, 2004 (Audited)

Contents

Report of Independent Registered Public Accounting Firm	1

Interim Unaudited Financial Statements

Balance Sheet as of March 31, 2005	2
Statements of Income for the Three Months ended March 31, 2005 and 2004	4
Statements of Cash Flows for the Three Months ended March 31, 2005 and 2004	6

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	1
Balance Sheet as of December 31, 2004	2
Statement of Income for the Year Ended December 31, 2004	4
Statement of Shareholders’ Equity for the Year Ended December 31, 2004	5
Statement of Cash Flows for the Year Ended December 31, 2004	6

Notes to Audited and Interim Unaudited Financial Statements	7

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
DVT Corporation

We have audited the accompanying balance sheet of DVT Corporation (the Company) as of December 31, 2004, and the related statements of income, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DVT Corporation at December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Atlanta, Georgia
April 1, 2005

DVT Corporation

Balance Sheets

	March 31,	December 31,
	2005	2004

	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$4,217,551	$3,052,394
Accounts receivable, less allowances of $104,741	5,530,179	5,228,559
Inventories, net	1,932,942	1,839,111
Deferred tax assets	702,943	702,943
Prepaid and other assets	581,377	339,762
Income tax receivable	—	415,005

Total current assets	12,964,992	11,577,774

Property and equipment:
Furniture and fixtures	177,338	177,338
Computers and equipment	2,524,230	2,443,878

	2,701,568	2,621,216
Accumulated depreciation	(1,952,332)	(1,842,914)

	749,236	778,302

Patent, less accumulated amortization of $490,281 and $456,847 as of March 31, 2005 and December 31, 2004, respectively	441,199	474,633
Other intangible assets, less accumulated amortization of $157,146 and $104,764 as of March 31, 2005 and December 31, 2004, respectively	1,300,634	1,353,016
Goodwill	888,016	888,016

Total assets	$16,344,077	$15,071,741

	March 31	December 31
	2005	2004

	(Unaudited)	(Audited)
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$1,331,839	$1,328,158
Accrued expenses	1,090,238	1,327,190
Income tax payable	190,255	—

Total current liabilities	2,612,332	2,655,348

Commitments and contingencies (Note 7)

Shareholders’ equity:
Preferred stock, no par value:
Authorized shares, 1,000,000; none issued and outstanding	—	—
Common stock, no par value:
Authorized shares, 100,000,000; issued and outstanding, 8,439,260 and 8,115,157 as of March 31, 2005 and December 31, 2004, respectively	17,282,767	17,250,356
Retained earnings	2,751,031	1,468,090
Treasury stock – at cost (547,064 shares)	(6,302,053)	(6,302,053)

Total shareholders’ equity	13,731,745	12,416,393

Total liabilities and shareholders’ equity	$16,344,077	$15,071,741

See accompanying notes.

DVT Corporation

Statements of Income

	Three Months Ended		Year Ended
	March 31,	March 31,	December 31,
	2005	2004	2004

	(Unaudited)		(Audited)
Revenues:
Product	$7,554,209	$6,550,378	$27,572,239
Other	153,633	96,617	666,823

	7,707,842	6,646,995	28,239,062

Cost of revenues	1,591,866	1,552,309	5,996,647

	6,115,976	5,094,686	22,242,415

Sales and marketing expenses	2,558,285	2,511,304	11,011,910
Research and development expenses	1,020,386	788,241	3,502,909
General and administrative expenses	620,933	547,217	2,347,479

Operating income	1,916,372	1,247,924	5,380,117

Other income (expense):
Other income	14,070	5,430	24,107
Other expense	(15,334)	(5,281)	(21,611)

	(1,264)	149	2,496

Income before income taxes	1,915,108	1,248,073	5,382,613
Income tax expense	632,167	411,983	1,776,773

Net income	$1,282,941	$836,090	$3,605,840

See accompanying notes.

DVT Corporation

Statement of Shareholders’ Equity
(Audited)

			Retained
	Common Stock		Earnings	Treasury
	Shares	Amount	(Deficit)	Stock	Total

Balances at December 31, 2003	7,992,846	$15,717,796	$(2,137,750)	$(4,560,708)	$9,019,338
Shares issued for exercise of stock options for cash and related tax benefit	168,500	532,560	—	—	532,560
Shares issued in connection with the MTI acquisition (Note 3)	62,306	1,000,000	—	—	1,000,000
Purchase of treasury stock	(108,495)	—	—	(1,741,345)	(1,741,345)
Net income for 2004	—	—	3,605,840	—	3,605,840

Balances at December 31, 2004	8,115,157	$17,250,356	$1,468,090	$(6,302,053)	$12,416,393

See accompanying notes.

DVT Corporation

Statements of Cash Flows

	Three Months Ended		Year Ended
	March 31,	March 31,	December 31,
	2005	2004	2004
	(Unaudited)		(Audited)
Operating activities
Net income	$1,282,941	$836,090	$3,605,840
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	111,112	128,524	475,589
Amortization	85,817	36,313	250,015
Tax benefit related to disqualifying dispositions of incentive stock options	—	—	216,811
Gain on sale of furniture and equipment	—	—	(2,496)
Provision for bad debts	—	—	79,735
Deferred tax benefit	—	—	(69,967)
Changes in operating assets and liabilities:
Accounts receivable	(301,620)	(525,525)	(1,023,205)
Inventories	(93,831)	(320,196)	(127,071)
Prepaid and other assets	(241,615)	(62,287)	2,148
Accounts payable	3,681	(153,656)	82,316
Accrued expenses	(236,952)	69,393	33,270
Income tax receivable	605,260	402,984	(251,438)

Net cash provided by operating activities	1,214,793	411,640	3,271,547

Investing activities
Proceeds from sale of property and equipment	—	—	37,761
Cash paid for acquisition	—	—	(1,340,572)
Purchases of property and equipment	(82,046)	(124,563)	(357,604)

Net cash used in investing activities	(82,046)	(124,563)	(1,660,415)

Financing activities
Proceeds from issuance of common stock	32,410	34,394	315,749
Purchase of treasury stock	—	—	(1,741,345)

Net cash provided by (used in) financing activities	32,410	34,394	(1,425,596)

Net increase in cash	1,165,157	321,471	185,536
Cash at beginning of period	3,052,394	2,866,858	2,866,858

Cash at end of period	$4,217,551	$3,188,329	$3,052,394

See accompanying notes.

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements

March 31, 2005 and December 31, 2004

1. Significant Accounting Policies and Other Matters

Description of Business

DVT Corporation (the Company) is in the business of designing, developing, manufacturing and marketing industrial grade computer vision products, including developing and providing related software and services, primarily for product inspection applications. The Company’s direct customers are primarily distributors and original equipment manufacturers who market the Company’s products globally to end-users.

Basis of Presentation

The accompanying interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, the rules and regulations of the Securities and Exchange Commission for interim financial statements, and accounting policies consistent, in all material respects, with those applied in preparing the Company’s annual financial statements for the year ended December 31, 2004, included herein. The interim financial statements are unaudited, but in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) and disclosures management considers necessary for a fair presentation of the Company’s financial position, operating results and cash flows for the interim periods presented herein. The interim unaudited information included in this report should be read in conjunction with the Company’s annual financial statements for the year ended December 31, 2004, included herein.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

Fair Value of Financial Instruments

The carrying amount of all of the Company’s financial instruments approximates fair value.

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

1. Significant Accounting Policies and Other Matters (continued)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. At March 31, 2005 and December 31, 2004, cash was held in two commercial banks. The Company does not believe that there is significant exposure resulting from this concentration. Credit is extended to customers based on an evaluation of each customer’s financial condition, and collateral is not required. Credit losses have been within management’s expectations.

A significant portion of the Company’s sales are from customers in countries outside of the United States. Total sales recognized by the Company from customers in countries outside of the United States are $3,248,302 and $2,545,616 for the three months ended March 31, 2005 and 2004, respectively, representing 42% and 38%, respectively, of the Company’s total sales. Total sales recognized by the Company from customers in countries outside of the United States are $11,181,988 for the year ended December 31, 2004, representing 40% of the Company’s total sales. The Company has not experienced any significant losses related to the collection of its accounts receivable.

The Company is dependent on a few contract manufacturers for its products, and certain key components are obtained from single or limited sources of supply. The Company does not believe that there is significant exposure resulting from this concentration.

Allowance for Doubtful Accounts

The Company relies on estimates to determine the bad debt expense and adequacy of the reserve for doubtful accounts receivable. These estimates are based on the historical experience of the Company and the industry in which it operates. If the financial condition of the Company’s customers deteriorated, resulting in an impairment of their ability to make payments, additional allowances may be required. The Company actively reviews its accounts receivable and does not believe actual results will vary materially from the Company’s estimates.

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

1. Significant Accounting Policies and Other Matters (continued)

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method. The Company estimates excess and obsolete exposures based upon assumptions about future demand, product transitions, and market conditions and records reserves to reduce the carrying value of inventories to their net realizable value.

Inventories consist of the following:

	March 31,	December 31,
	2005	2004

Purchased parts and fabricated assemblies	$1,309,256	$1,245,701
Finished goods	623,686	593,410

Total	$1,932,942	$1,839,111

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed by the straight-line method over estimated useful lives of six years for furniture and fixtures and three years for computers and equipment.

Goodwill

Goodwill represents the excess of the cost of the MTI acquisition during 2004 over fair market value of the identifiable assets acquired, discussed in Note 3. The Company performed an initial review of goodwill for impairment at December 31, 2004 and did not identify an impairment of goodwill as a result of their review.

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

1. Significant Accounting Policies and Other Matters (continued)

Other Intangible Assets

Other intangible assets represent the value of trademarks, customer relationships, developed technology, and non-compete agreements acquired from the MTI acquisition during 2004, discussed in Note 3. The Company amortizes trademarks over ten years, customer relationships over six years, developed technology over ten years, and non-compete agreements over five years. The Company recognized approximately $52,000 during the three months ended March 31, 2005 and approximately $105,000 during the year ended December 31, 2004 in amortization expense related to these intangible assets.

Amortization of the December 31, 2004 balance of acquisition-related intangible assets for the five years following 2004 is estimated as follows:

2005	$209,528
2006	209,528
2007	209,528
2008	209,528
2009	192,715
Thereafter	322,189

$1,353,016

Revenue Recognition

Revenues are derived principally from sales of integrated vision systems, which include hardware and software products and support services. The Company obtains purchase orders from its customers prior to the shipment of its product, and revenues are recognized at the time of shipment for hardware and software products, and as performed for other services.

Other Revenue

Other revenue includes license fees for certain software products, sponsorship fees for the Company’s global marketing event, and shipping costs billed back to customers.

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

1. Significant Accounting Policies and Other Matters (continued)

Shipping and Handling Costs

The Company expenses shipping and handling costs as incurred and records these amounts within cost of revenues in the statements of income. These costs are billed to the customer and included in other revenue.

Warranty Accrual

The Company warrants its products generally for a fifteen to twenty-seven month period. The Company accrues estimated future warranty costs at the time of sale based on its historical warranty experience.

Research and Development Costs

Research and development costs are expensed as incurred.

Software Development Costs

Software development costs not qualifying for capitalization are included in research and development and are expensed as incurred. After technological feasibility is established, software development costs are capitalized up to the general release date of the product. The Company defines technological feasibility as the establishment of a working model, which typically occurs upon completion of the beta version. No software development costs met the requirements for capitalization for the three months ended March 31, 2005 and 2004 and for the year ended December 31, 2004.

Advertising and Promotion

All costs associated with advertising are expensed in the year incurred. Advertising and promotion expense was $2,064,384 in 2004, and $467,789 and $529,150 during the three months ended March 31, 2005 and 2004, respectively.

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

1. Significant Accounting Policies and Other Matters (continued)

Interest Income

The Company has a policy in place to donate all of its earned interest income to charitable causes. The accrued liability for charitable contributions was $202,494 and $217,944 as of March 31, 2005 and December 31, 2004, respectively. The Company earned interest of $14,071 and $5,281 during the three months ended March 31, 2005 and 2004, respectively, and $24,107 during the year ended December 31, 2004. The Company contributed to charitable causes $15,450 and $22,433 during the three months ended March 31, 2005 and 2004, respectively, and $52,350 during the year ended December 31, 2004.

Income Taxes

The Company recognizes deferred income taxes for the tax consequences of “temporary differences” between financial statement carrying amounts and the tax bases of existing assets and liabilities. The Company determines deferred tax assets and liabilities by reference to the tax laws and changes to such tax laws.

Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, (SFAS 123(R)), which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123). SFAS 123(R) supercedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and amends SFAS No. 95, Statement of Cash Flows. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.

SFAS 123(R) is effective for the Company for the first annual period beginning after December 15, 2005, which is January 1, 2006. When the Company adopts SFAS 123(R), it must use either the modified-prospective-transition method or the modified-retrospective-transition method.

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

1. Significant Accounting Policies and Other Matters (continued)

The Company currently accounts for share-based payments to employees using APB 25 and, as a result, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS 123(R)’s fair value method will have a significant impact on the Company’s results of operations, although it will have no impact on the overall cash flow or financial position of the Company. The impact of adoption of SFAS 123(R) cannot be determined at this time because it will depend on the levels of share-based payments granted in the future. Had the Company adopted SFAS 123(R) in prior periods, the impact would have approximated the impact of SFAS 123, as described below under Stock-Based Compensation.

Stock-Based Compensation

At December 31, 2004, the Company has four stock-based compensation plans described more fully in Note 2. SFAS 123 provides an alternative to APB 25 in accounting for stock-based compensation issued to employees. The Company adopted the disclosure alternative of the impact of applying SFAS 123 and accounts for stock option grants in accordance with APB 25 and related interpretations.

Pro forma information regarding net income is required by SFAS 123, which also requires that the information be determined as if the Company had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of SFAS 123. The fair value of each option grant has been estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the three months ended March 31, 2005 and for the year ended December 31, 2004:

Weighted average risk free interest rate	3.42%
Expected life of options	5 Years
Expected volatility	27%
Expected dividends	None

There were no stock option grants during the first quarter ended March 31, 2005.

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

1. Significant Accounting Policies and Other Matters (continued)

The weighted average fair value of options granted during 2004 was $4.89 per share. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. The Company’s pro forma information applying the fair value method of SFAS 123 follows:

	Three	Three
	Months	Months
	Ended	Ended	Year Ended
	March 31,	March 31,	December 31,
	2005	2004	2004

Net income, as reported	$1,282,941	$836,090	$3,605,840
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(61,316)	(312,328)	(999,181)

Pro forma net income	$1,221,625	$523,762	$2,606,659

2. Shareholders’ Equity

Shareholders’ Agreement

On October 7, 1999, DVT Holdings Limited, a Cayman Islands company (the Investor), acquired 75% of the outstanding common stock of the Company. Contemporaneously, the Company, the Investor and the remaining shareholders (the Minority Shareholders) entered into the Shareholders’ Agreement. Pursuant to the Shareholders’ Agreement, the Company and the Investor have, among other rights, rights of first refusal for the sale of common shares to parties other than Permitted Transferees, as defined, by the Minority Shareholders. In the event of a proposed sale of the Company’s common stock by the Investor to a party other than a Permitted Transferee, Minority Shareholders shall have the right to sell to the proposed Transferee that number of shares up to the Maximum Co-Sale Amount, as defined. If such Transfer results in the Investor for the first time having less than a 50% interest in the Company, the Minority Shareholders will not be subject to the Maximum Co-Sale Amount.

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

2. Shareholders’ Equity (continued)

Pursuant to the Shareholders’ Agreement, beginning in the year 2000, each Minority Shareholder can require the Investor to purchase any or all of the shares held by the Minority Shareholder (the Put Right) for a per share amount equal to the Put Price, as defined, provided that the Investor does not have to acquire in total any number of shares in excess of that which it can finance. During the year ended December 31, 2001, the Investor assigned its obligation to Zoom Plus, who acquired 51,100 shares of Common Stock in 2004 from Minority Shareholders under the Put Right at the calculated Put Price of $16.05 per share. Zoom Plus is not a related party to the Investor. There were no shares acquired by Zoom Plus during the quarters ended March 31, 2005 and 2004.

In 2004, the Company repurchased 108,495 shares of treasury stock at $16.05 per share. The price at which these shares were repurchased, were based on the Put Price, as defined in the Shareholders’ Agreement. All shares were repurchased more than six months after the exercise of options and therefore are not subject to variable accounting. The board authorized additional treasury stock purchases of up to $1,500,000 in 2004. At December 31, 2004, the Company had $197,947 remaining under the stock repurchase amounts established by the board. During the three months ended March 31, 2005 and 2004, the Company did not repurchase shares of treasury stock, and there were no board authorizations for additional treasury stock purchases.

Stock Option Plans

The Company sponsors four employee stock option plans (collectively, the Plans). The Plans provide for the granting of up to 5,643,550 shares of either incentive or non-qualified stock options to executive officers and other key employees. Options granted under the Plans generally vest immediately or over a period of five years and expire if not exercised within ten years from the date of grant.

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

2. Shareholders’ Equity (continued)

A summary of the Company’s stock option activity and related information follows:

		Weighted
		Average
	Number	Exercise
	of Shares	Price

Outstanding at December 31, 2003	2,442,510	$6.15
Exercised	(168,500)	1.87
Granted	12,000	16.05
Cancelled	(15,900)	10.06

Outstanding at December 31, 2004	2,270,110	6.49

The following table summarizes information about stock options outstanding at December 31, 2004:

				Options Exercisable
			Weighted			Weighted
		Weighted	Average		Weighted	Average
Range of		Average	Remaining		Average	Remaining
Exercise	Number	Exercise	Contractual	Number	Exercise	Contractual
Prices	Outstanding	Price	Life	Exercisable	Price	Life

$0.10-$ 1.00	476,558	$0.12	2 Years	476,558	$0.12	2 Years
$ 7.00	1,305,452	$7.00	5 Years	1,297,352	$7.00	5 Years
$ 9.20	57,000	$9.20	7 Years	32,700	$9.20	7 Years
$ 9.22	136,000	$9.22	7 Years	66,000	$9.22	7 Years
$12.59	283,100	$12.59	8 Years	69,730	$12.59	8 Years
$16.05	12,000	$16.05	9 Years	150	$16.05	9 Years

	2,270,110			1,942,490

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

2. Shareholders’ Equity (continued)

The Company has elected to follow APB 25 and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided under SFAS 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, generally no compensation expense is recognized. However, as a result of shares obtained from exercise of options being subject to repurchase by the Investor within six months of exercise, all outstanding options subsequent to December 31, 1999 were subject to variable accounting until May 16, 2001, when management and the principal shareholder agreed to amend the Shareholders’ Agreement to fix the measurement date on all outstanding stock options. Under variable accounting up to May 16, 2001, the difference between the exercise price and the fair value of the Company’s common stock was recorded as compensation expense over the option vesting period.

At December 31, 2004, the Company had reserved 2,845,293 shares of Common Stock for future issuance under the Plans.

3. Acquisition

Effective July 1, 2004, the Company acquired certain assets of MTI Machine Vision LLC (MTI). The acquisition of MTI’s machine vision business allows the Company to begin deployment of easy-to-use, smart camera products featuring MTI software. Total purchase price was approximately $2,350,000, consisting of $1,250,000 in cash, $1,000,000 in Company stock (representing 62,306 shares, valued at the Put Price of $16.05, described in Note 2), and approximately $100,000 in transaction costs, of which approximately $90,000 was paid during 2004 and $10,000 was accrued at December 31, 2004. The Company recorded the acquisition using the purchase method of accounting and, accordingly, has preliminarily allocated the purchase price to the assets acquired based on their estimated fair market value at the date of acquisition. Approximately $74,000 of the purchase price was allocated to trademarks with an estimated useful life of ten years, $704,000 was allocated to customer relationships with an estimated useful life of six years, $512,000 was allocated to developed technology with an estimated useful life of ten years, $168,000 was allocated to non-compete agreements with an estimated useful life of five years, $4,000 was allocated to furniture and equipment, and the remaining $888,000 was allocated to goodwill. The amount of goodwill that is expected to be

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

3. Acquisition (continued)

deductible for income tax purposes is approximately $29,000 at December 31, 2004. The Company did not assume any liabilities with the acquisition. The operating results of the acquisition are included in the Company’s statements of income from the date of acquisition for the quarter ended March 31, 2005 and for the year ended December 31, 2004.

The Company’s unaudited pro forma results of operations are presented below assuming that the acquisition had been consummated January 1, 2004, and are not necessarily indicative of the results of operations which would have actually been obtained:

	Year Ended	Quarter
	December 31,	Ended March 31,
	2004	2004
	(Unaudited)
Pro forma revenue	$28,595,592	$6,848,535
Pro forma net income	3,819,545	967,866

The Purchase Agreement provides for contingent consideration of up to $1,750,000 based on four levels of milestones of gross revenues and EBITDA of the business for the period from July 1, 2004 through June 30, 2005 (the applicable period). At March 31, 2005 and December 31, 2004, the Company reviewed these measures for actual amounts incurred and estimates of amounts to be incurred and concluded that the targets will not be met for the applicable period. The Company therefore has not recorded any additional purchase price or liabilities associated with the contingent consideration as of March 31, 2005 and as of December 31, 2004.

4. License Agreement and Assigned Patent

In 1991, the Company signed a license agreement with Georgia Tech Research Corporation (GTRC), under which the Company had an irrevocable, exclusive, and nontransferable right to certain patented artificial vision technology. Under this agreement, the Company paid royalties at the rate of 4% of certain sales, as defined in the agreement. On September 16, 2002, in exchange for 120,773 shares of the Company’s common stock valued at $1,113,527 and a cash payment of $200,881, GTRC agreed to terminate the license agreement, assign to the Company all rights, titles and interests to the artificial vision technology and related patents, and settle all

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

4. License Agreement and Assigned Patent (continued)

accrued royalties and any other amounts payable under the license agreement. The $931,480 value of the patents acquired is being amortized using an accelerated method based on estimated sales of products previously subject to royalties over the estimated useful life through December 2008. During the three months ended March 31, 2005 and 2004, the Company recorded $33,434 and $36,313 of amortization expense, respectively, and $145,251 of amortization expense was recorded for the year ended December 31, 2004.

5. Accrued Expenses

Accrued expenses consist of the following:

	March 31,	December
	2005	31, 2004

Accrued other	$251,321	$368,110
Accrued commissions	249,219	245,460
Accrued charitable interest	202,494	217,944
Accrued warranty	200,000	200,000
Accrued marketing	131,509	148,004
Accrued professional fees	55,695	147,672

	$1,090,238	$1,327,190

6. Line of Credit

As of December 31, 2004, the Company has a revolving credit facility which provides for borrowings of up to $2,000,000 and is payable on demand after July 1, 2005. Interest on outstanding borrowings is payable monthly and accrues at the Bank’s U.S. dollar LIBOR-based floating interest rate plus 2.35% (the Company’s borrowing rate was 4.75% at December 31, 2004). There were no outstanding amounts under this line of credit at March 31, 2005 and December 31, 2004. The line of credit is collateralized by substantially all assets of the Company.

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

7. Commitments and Contingencies

The Company has a six-year lease agreement for office space for its corporate headquarters, which expires on December 31, 2009. The Company also leases space in other parts of Europe and Asia with terms generally one year or less.

Minimum lease payments due under these and certain equipment leases are as follows as of December 31, 2004:

2005	$535,060
2006	466,157
2007	446,226
2008	460,238
2009 and thereafter	473,306

$2,380,987

Rental expense for all operating leases totaled $171,005 and $134,246 for the three months ended March 31, 2005 and 2004, respectively, and $449,855 for the year ended December 31, 2004.

8. Income Taxes

The provision (benefit) for income taxes consists of the following for the year ended December 31, 2004:

Current:
Federal	$1,720,561
State	126,179

1,846,740

Deferred:
Federal	(62,943)
State	(7,024)

(69,967)

$1,776,773

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

8. Income Taxes

A reconciliation of the United States federal statutory corporate tax to the Company’s effective tax is as follows for the year ended December 31, 2004:

Income tax provision at federal statutory rate	$1,830,088
Research and development tax credit	(150,455)
Non-deductible meals and entertainment	138,348
Extra-territorial income exclusion	(110,782)
State income taxes, net of federal benefit	76,259
Other	(6,685)

$1,776,773

Research and development tax credits of $150,455 were deducted from income taxes payable in 2004. The benefit associated with $18,761 of the credits is required to be credited to additional paid-in capital because that portion of the credits was the result of stock option exercises. In addition, $198,050 was credited to additional paid in capital in 2004, the benefits of which were the result of the tax deduction associated with the exercise of stock options.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effect of each type of temporary difference disclosed below is approximately 37%. Significant components of the Company’s deferred tax liability and assets were as follows as of December 31, 2004:

Deferred tax assets:
Inventory obsolescence	$224,720
Charitable contributions	80,639
Section 263a inventory costs	132,569
Allowance for doubtful accounts	38,754
Accrued expenses	142,024
Depreciation	70,845
Other items	13,392

Total deferred tax assets	702,943

Deferred tax liabilities	—

Net deferred taxes	$702,943

DVT Corporation

Notes to Audited and Interim Unaudited Financial Statements
(continued)

9. Defined Contribution Plan

The Company established a 401(K) Plan effective on January 1, 1998 that covers substantially all domestic employees. Employees are eligible to participate in this plan on the date of their employment. Employees’ contributions under this plan vest over a five-year period. Contributions by the Company are discretionary and were approximately $48,536 and $40,315 for the three months ended March 31, 2005 and 2004, respectively, and $127,077 for the year ended December 31, 2004.

10. Cash Flow Information

Supplemental disclosures of cash flow information and non-cash investing and financing activities are as follows:

	Three	Three
	Months	Months
	Ended	Ended	Year Ended
	March 31,	March 31,	December 31,
	2005	2004	2004

Non-cash investing and financing activities:
Common stock issued for MTI acquisition	$—	$—	$1,000,000
Property and equipment acquired from the MTI acquisition	—	—	4,776
Transaction costs accrued not paid for the MTI acquisition	—	—	10,000
Cash paid for taxes	N/A	N/A	1,881,368